UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2006

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 523-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2006, Zoran Corporation (“Zoran”) received a written Staff Determination notice from the Nasdaq Stock Market stating that Zoran is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its report on Form 10-Q for the quarter ended June 30, 2006 and, therefore, that its common stock is subject to delisting from the Nasdaq Global Select Market.  Zoran issued a press release on August 15, 2006 disclosing its receipt of this notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On August 10, 2006, Zoran filed Form 12b-25 with the Securities and Exchange Commission relating to the late filing of its Form 10-Q report.  The information in Zoran’s Form 12b-25 is incorporated by reference herein.

Zoran will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.  There can be no assurance that the panel will grant Zoran’s request for continued listing.  Pending a decision by the hearing panel, Zoran’s common stock will continue to be traded on the Nasdaq market.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated August 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2006	ZORAN CORPORATION

	By:	/s/ Karl Schneider
Karl Schneider
Senior Vice President and Chief Financial Officer